SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                            --------------------

                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                     Boston Celtics Limited Partnership
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           (Exact Name of Registrant as Specified in its Charter)


                Delaware                                04-3416346
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


          151 Merrimac Street
               Boston, MA                                 02114
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(Address of Principal Executive Offices)                (Zip Code)


    If this form relates to the          If this form relates to the
    registration of a class of           registration of a class of
    securities pursuant to Section       securities pursuant to Section
    12(b) of the Exchange Act and is     12(g) of the Exchange Act and is
    effective pursuant to General        effective pursuant to General
    Instruction A.(c), please check      Instruction A.(d), please check
    the following box.  [X]              the following box.  [ ]


Securities Act registration statement file number
 to which this form relates:                              333-50367
                                                       ---------------
                                                       (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class             Name of Each Exchange on Which
           to be so Registered             Each Class is to be Registered
      -----------------------------        ------------------------------

      Units representing Limited              New York Stock Exchange
        Partnership Interests                  Boston Stock Exchange
      -----------------------------        ------------------------------

      -----------------------------        ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:


                                    None
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                              (Title of Class)



Explanatory Note

      This Form 8-A is being filed by Boston Celtics Limited Partnership (the "Registrant") to confirm that the Registrant's units representing limited partnership interests are deemed registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 12g-3(a) under the Exchange Act, as a result of the reorganization (the "Reorganization") of the Registrant and Boston Celtics Limited Partnership II ("BCLP II"). Units representing assignments of limited partnership interests in BCLP II were registered pursuant BCLP II's Form 8-A, filed with the Commission on November 14, 1986, as amended. The Reorganization is more fully described in the Registration Statement (as defined below).

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

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Item 1.  Description of Registrant's Securities to be Registered.

      The information required by this item is set forth under the caption "Description of BCLP II Units" in the Registrant's Registration Statement on Form S-4 (File No. 333-50367) filed with the Securities and Exchange Commission on April 17, 1998, as amended (the "Registration Statement") and is hereby incorporated by reference.

Item 2.  Exhibits.

      1. Amended and Restated Agreement of Limited Partnership of Boston Celtics Limited Partnership (formerly known as "Boston Celtics Limited Partnership II") (incorporated by reference to Exhibit 3.1 of the Registrant's Form 8-K, filed with the Commission on June 30, 1998).


                                  SIGNATURE
                                  ---------

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Boston Celtics Limited Partnership has duly caused this Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized.
Dated:  September 22, 1998


                                      BOSTON CELTICS LIMITED PARTNERSHIP

                                      By:  BCLP GP, Inc.
                                      Its:  General Partner

                                      By:    /s/ Richard G. Pond
                                      Name: Richard G. Pond
                                      Title: Executive Vice President, Chief
                                            Operating Officer, Chief Financial
                                             Officer, Treasurer and Secretary